Exhibit 10.21

CONSENT TO SUBLEASE

PARTIES:	Elm Point Investment Company, L.L.C.
c/o Bakewell Corporation
7800 Forsyth Blvd.
Suite 800
St. Louis, MO 63105
("Landlord")

UQM Electronics, Inc.
3081 Elm Point Industrial Drive
St. Charles, Missouri 63301
("Tenant")

CD&M Electronics, Inc.
3081 Elm Point Industrial Drive
St. Charles, Missouri 63301
("Subtenant")

LEASE:	Lease Dated May 8, 1996, as amended by Amendment to Lease dated March 24, 1997 and by Second Amendment to Lease dated February 28, 2003

LOCATION:	St. Charles, Missouri

DATE:	April 30, 2004

This Consent to Sublease is hereby made by the Landlord, Tenant and the Subtenant. The Landlord and the Tenant are currently parties to a Lease dated May 8, 1996, as amended by Amendment to Lease dated March 24, 1997 and by Second Amendment to Lease dated February 28, 2003 ("Master Lease"), concerning the Premises in 3081 Elm Point Industrial Drive, St. Charles, Missouri 63301 (the "Premises"). The Tenant desires to sublet the Premises to Subtenant pursuant to an Agreement of Sublease in the form attached as Exhibit "A" (the "Sublease").

Therefore, in consideration of their mutual covenants in this Consent to Sublease, the Landlord, the Tenant and the Subtenant agree as follows:

SPECIFIC TERMS:

1.	Subtenant agrees that the Sublease and Subtenant's occupancy of the Premises is subject to all terms and conditions of the Master Lease.

2.

The Subtenant expressly assumes for Landlord's benefit and agrees to keep, perform and fulfill (and to be jointly and severally liable with Tenant for the performance of) all the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the Tenant as Lessee under the Master Lease, provided, however that Subtenant's obligation to pay rent for the Premises shall be limited as set forth below.

3.

Subtenant acknowledges that Landlord shall not be bound by any rights granted by Tenant to Subtenant in the Sublease or thereafter, whether explicitly or not, including, but not limited to, any rights to assign the Sublease, to sublet the Premises or to construct improvement to the Premises. All such matters requiring the approval of Landlord pursuant to the Master Lease shall continue to require such approval in accordance with the Master Lease. No reference in the Sublease to the provisions of the Master Lease shall be used to construe, interpret or modify the provision of the Master Lease, but rather the Master Lease shall speak for itself with respect to all such matters.

4.	The Landlord hereby consents to the Sublease, but the Landlord waives none of its rights under the Master Lease as to the Tenant or any guarantor of Tenant’s obligations thereunder (the "Guarantor"). Nothing contained in this Consent shall constitute or be construed as a consent to any other Sublease Agreement, hypothecation or conveyance of any nature, nor shall anything in this Consent be deemed to amend, modify or alter any of the terms, provisions and conditions of the Master Lease, as amended and modified to date, except as specifically set forth herein.

5.	The Tenant understands and agrees that the Consent to Sublease does not waive or release the Tenant or any Guarantor from any obligations or liabilities under the Master Lease

6.

This Consent to Sublease supersedes all prior oral and written offers or agreements between the parties with respect to its subject matter and no such prior oral or written offer, agreement or other document has any force.

7.

This Consent to Sublease is part of and shall be attached to the Master Lease. The Master Lease may be amended only in writing, signed by Landlord and Tenant. All terms of the existing Lease not expressly affected or altered by this Consent to Sublease remain in full force.

8.	Subtenant's address for notice purposes shall be deemed to be the address for the Subtenant shown on page one (1) of the Consent to Sublease.

9.

Simultaneous with execution of this Consent, Tenant shall pay to Landlord the sum of One Hundred Thousand One Hundred Forty Nine and No/100 Dollars ($100,149.00) as additional rent. In consideration of such payment, Landlord agrees that for the period of July 1, 2004 through March 31, 2007, the monthly minimum fixed annual rent payable under the Master Lease shall remain at Twenty One Thousand Twelve and No/100 Dollars ($21,012.00) per month rather than increasing to Twenty Four Thousand Forty Seven and No/100 Dollars ($24,047.00) per month.

10.

Simultaneous with execution of this Consent, Subtenant shall pay to Tenant the sum of Eighteen Thousand Four Hundred Seventy Two and No/100 Dollars ($18,472.00), being the amount deposited by Tenant with Landlord as a security deposit under the Master Lease. In consideration thereof, Tenant hereby assigns to Subtenant all of its right, title and interest in such security deposit and authorizes and instructs Landlord to return any unused security deposit to Subtenant as and when Tenant is entitled to receive the same pursuant to the Master Lease

11.

The undersigned Guarantor hereby consents to the Sublease and joins in this Consent to Sublease and acknowledges that neither the Sublease nor this Consent to Sublease shall relieve it of any obligations under its Guaranty of the Master Lease, which shall remain in full force and effect

IN WITNESS WHEREOF, this Consent to Sublease has been duly executed by the parties as of the date first above written.

TENANT:	UQM ELECTRONICS, INC.

By:	/s/ Richard L. Hugen
Name:	Richard L. Hugen
Title:	General Manager

SUBTENANT:	CD&M ELECTRONICS, INC.

By:	/s/ V. Ronn Foster
Name:	V. Ronn Foster
Title:	President

LANDLORD:	ELM POINT INVESTMENT COMPANY, L.L.C., a
Missouri limited liability company

By:	Bakewell Investment Company, Manager

By:	/s/ Richard W. Meier
Name:	Richard W. Meier
Title:	Executive Vice President

GUARANTOR:	UQM TECHNOLOGIES, INC.

By:	/s/ Richard L. Hugen
Name:	Richard L. Hugen
Title:	Vice President, Marketing and Sales